EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Helix Energy Solutions Group, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-214259, 333-210114, 333-202528, 333-179937, and 333-103451) on Form S-3 and (Nos. 333-183532, 333-126248, and 333-58817) on Form S-8 of Helix Energy Solutions Group, Inc. of our reports dated February 22, 2019, with respect to the consolidated balance sheets of Helix Energy Solutions Group, Inc. as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018 and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of Helix Energy Solutions Group, Inc.

/s/ KPMG LLP

Houston, Texas
February 22, 2019